UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2019

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr.

McCarran, Nevada 89437

(Address of principal executive offices)

(510) 479-7635

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2019, our board of directors (“Board”), acting upon the recommendation of the Board’s CEO Succession Committee and Nominating and Corporate Governance Committee, appointed Stephen Cotton to serve as Chief Executive Officer of Aqua Metals, Inc. (“Company”), in addition to serving in his current position as President of the Company. Mr. Cotton was also appointed to serve as a member of the Board. Mr. Cotton’s appointment to serve as Chief Executive Officer and to the Board is effective as of January 7, 2019.

Stephen Cotton, age 52, has served as President of the Company since May 2, 2018. Mr. Cotton also served as Chief Commercial Officer of the Company from January 2015 to June 9, 2017. Previously, Mr. Cotton co-founded Canara, Inc. in December 2001 and served as its chief executive officer through the sale of the company to a private equity firm in June 2012, after which he served as founder and executive chairman until April 2014. Canara is a global provider of stationary battery systems with integrated monitoring systems and cloud-based monitoring services to many of the largest data center operators. From April 2014 to January 2015 and June 9, 2017 to April 2018, Mr. Cotton managed his private investments.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits	Method Filing

The following exhibit is furnished with this report:

Exhibit 99.1	Press release dated January 9, 2019 regarding the promotion of Steve Cotton to Chief Executive Officer	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: January 9, 2019	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer